Exhibit 32.2

NUCRYST Pharmaceuticals Corp.

Certification Pursuant to 18 U.S.C. § 1350
(Section 906 of Sarbanes-Oxley Act of 2002)

In connection with the report of NUCRYST Pharmaceuticals Corp. (the “Company”) on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2008

/s/ Eliot M. Lurier
Name:  Eliot M. Lurier

Title:	Vice President, Finance and
Administration and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to NUCRYST Pharmaceuticals Corp. and will be retained by NUCRYST Pharmaceuticals Corp. and furnished to the Securities and Exchange Commission or its staff upon request.